UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2024

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2024, Digital Brands Group, Inc., a Delaware corporation (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company no longer satisfied the $35,000,000 market value of listed securities requirement, or the alternative $2,500,000 stockholders’ equity requirement, as set forth in Listing Rule 5550(b) (the “Rule”), and that such failure would serve as an additional basis for the delisting of the Company’s securities from Nasdaq. In the Company’s Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the period ended September 30, 2024 (the “Q3 Report”), filed with the SEC on November 15, 2024, the Company reported stockholders’ equity of $19,046 and, therefore, no longer complied with the Rule. The Company plans to address this additional matter at its previously scheduled hearing before the Nasdaq Hearings Panel (the “Panel”) on December 3, 2024.

As previously disclosed by the Company, between October 1, 2024, and October 22, 2024, the Company issued and sold 4,500,579 shares of Common Stock pursuant to the terms of its at-the-market offering agreement with H.C. Wainwright & Co., LLC in exchange for net proceeds of approximately $1,320,873 (the “October ATM Proceeds”). Further, as previously disclosed, the Company entered into securities purchase agreements on or around October 28, 2024, with certain accredited investors named therein, pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”): (i) 6,233,650 shares of common stock (the “Common Stock”), at a purchase price of $0.10 per share of Common Stock, and (ii) 24,109,350 pre-funded warrants (“Pre-Funded Warrants”) to purchase Common Stock, at a purchase price of $0.0999 per Pre-Funded Warrant, immediately exercisable at an exercise price of $0.0001 per share. The Company received net proceeds of approximately $2,555,261 from the Offering (the “Public Offering Proceeds”). As a result of the Company’s receipt of the October ATM Proceeds and Public Offering Proceeds, the Company’s shareholders’ equity exceeded $2,500,000 as of November 15, 2024, the filing date of the Company’s Q3 Report.

Notwithstanding the foregoing, there can be no assurance that the Panel will grant the Company a further extension or that the Company will ultimately regain compliance with all applicable requirements for continued listing. At the hearing, the Company will be required to demonstrate its ability to sustain long term stockholders’ equity compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: November 22, 2024	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer